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                                                   EXHIBIT 10.9




                            INTELLILINK, INC.

                    1992 INCENTIVE STOCK OPTION PLAN

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                               PLAN SUMMARY

     The Plan is designed to advance the Company's interests by encouraging employees to acquire a proprietary interest in the Company. It provides that an aggregate of 50,000 shares of the Company's Common Stock may be optioned to employees. Options granted under the Plan are designed to be Incentive Stock Options, which qualify for favorable federal income tax treatment. All employees are eligible to receive Incentive Stock Options, but the Board of Directors is entitled to select the employees to whom such options actually will be granted.

     Following the statutory requirements for Incentive Stock Options under Internal Revenue Code Section 422A, the Plan provides the purchase price of the optioned stock must be fixed at no less that the fair market value of the Company's Common Stock as of the time the Option is granted. To the extent that the aggregate fair market value of stock exercisable by an employee for the first time in any one calendar year exceeds $100,000.00, options for such shares shall not be considered Incentive Stock Options. Options granted under the Plan are nontransferable and may not be exercised more than ten years after the date they are granted.

     The Company will receive no cash consideration for granting Options under the Plan. However, when an Option is exercised, the holder is required to pay the Option Price for the number of shares of stock to be issued under the exercised Option.

     Stock acquired pursuant to an Option may not be disposed of without first being offered to the Company, at which point the Company shall have the right to reacquire all or any portion of such Stock at fair market value.

     The Plan will be administered by the Board of Directors and will terminate five years after the earlier of the date it is adopted by the Board of Directors or approved by the Company's stockholders, unless earlier terminated by the Board of Directors.


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                                 TABLE OF CONTENT


                                                                    Page
SECTION 1.  DEFINITIONS .............................................   1

SECTION 2.  THE PLAN.................................................   2
      2.1   Name ....................................................   2
      2.2   Purpose .................................................   2
      2.3   Intention ...............................................   2

SECTION 3.  ADMINISTRATION BY BOARD .................................   2
      3.1   Administration ..........................................   2
      3.2   Company Assistance ......................................   3

SECTION 4.  PARTICIPANTS ............................................   3
      4.1   Participants ............................................   3

SECTION 5.  SHARES SUBJECT TO PLAN ..................................   3
      5.1   Shares Available for Options ............................   3
      5.2   Adjustments .............................................   3

SECTION 6.  OPTIONS .................................................   4
      6.1   Option Grant and Agreement ..............................   4
      6.2   Option Conditions .......................................   4
      6.3   Option Price ............................................   5
      6.4   Option Term .............................................   5
      6.5   Limitations on Exercise of Options ......................   5
      6.6   Method of Exercising Options ............................   5
      6.7   Rights in Event of Sale, Merger or Other Reorganization..   6
      6.8   Rights in the Event of Death.............................   6
      6.9   Rights in the Event of Total and Permanent Disability....   6
      6.10  Rights in the Event of Termination of Employment.........   7

SECTION 7.  SHARED ISSUED PURSUANT TO AN OPTION......................   7
      7.1   Issuance of Certificates.................................   7
      7.2   Compliance With Securities and Other Laws................   7
      7.3   Requirements in the Event of a Disposition of Shares.....   8
      7.4   Company's Right of First Refusal.........................   8

SECTION 8.  TERMINATION, AMENDMENT AND MODIFICATION OF PLAN..........   9
      8.1   Board Termination, Amendment and Modification of Plan....   9

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      8.2   Plan Termination.........................................   9
      8.3   Effect of Termination, Amendment or Modification of Plan.   9

SECTION 9.  MISCELLANEOUS
      9.1   No Employment Rights ....................................  10
      9.2   Other Compensation Plans ................................  10
      9.3   Binding Effect ..........................................  10
      9.4   Singular, Plural; Gender ................................  10
      9.5   Headings ................................................  10
      9.6   Effective Date; Ratification by Shareholders ............  10
      9.7   Rights as Shareholder ...................................  10
      9.8   No Reduction of Salary or Compensation to Participate....  10
      9.9   Applicable Law ..........................................  10

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                                    SECTION 1
                                   DEFINITIONS


As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

     (a)  "Board" means the Board of Directors to the Company.
     (b)  "Code" means the Internal Revenue Code of 1986, as amended.
     (c) "Company" means IntelliLink, Inc., its parent corporation, if any, and any of its subsidiary corporations, from time to time, as such terms are defined in Section 425 of the Code.
     (d)  "Fair Market Value of Shares" shall mean
          (i) if the Shares are not publicly traded on the day in question, the fair market value of the Shares on the day in question as determined and set forth in writing by the Board. In making such determination the Board shall make a good faith effort to establish the true fair market value of the Shares as of such date using such methods as they deem appropriate, including independent appraisals, and taking into consideration any requirements set forth in the Code or the regulations thereunder or
          (ii) if the Shares are publicly traded on the day in question the closing price of the Shares on the day in question. The closing price shall be the last reported sale price regular way or, in case no such reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Shares are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the highest closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System.
     (e) "Incentive Stock Option" means an Option for Shares which qualifies for treatment pursuant to Section 422A of the Code.
     (f)  "Incentive Stock Option Agreement" means the agreement described in section 6.1 between the Company and the Optionee under which the Optionee may purchase Shares hereunder.
     (g) "Option" means an option to purchase a Share pursuant to the provisions of this Plan.
     (h) "Optionee" means an employee to whom an Option has been granted hereunder.
     (i) "Option Price" means the price per share of the Shares subject to each option as provided in Section 6.3.
     (j) "Option Term" means the period of time during which an Option may be exercised.
     (k) "Plan" means the IntelliLink, Inc. 1992 Incentive Stock Option Plan, the terms of which are set forth herein.
     (l) "Share" or "Shares" means Common Stock of the Company, or in the event that the outstanding Shares are hereafter changed into or exchanged for different shares


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          or securities of the Company or some other corporation or other entity, such other shares or securities.
     (m) "Total and Permanent Disability" means the inability of an employee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which as lasted or can be expected to last for a continuous period of not less than twelve months.


                                 SECTION 2
                                  THE PLAN

2.1  NAME.  This Plan shall be known as "IntelliLink, Inc. 1992
     Incentive Stock Option Plan."

2.2 PURPOSE. The purpose of this Plan is to advance the interests of the Company and its shareholders by affording employees of the Company an opportunity to acquire or increase their proprietary interest in the Company by the grant to such employees of Options under the terms set forth herein. By thus encouraging such employees to acquire or increase their proprietary interest in the Company, the Company seeks to attract, motivate and retain those highly competent individuals upon whose judgment, initiative, leadership, and continued efforts the success of the Company in large measure depends.

2.3 INTENTION. It is intended that the Options issued under this Plan will qualify as Incentive Stock Options and the terms of this Plan shall be interpreted in accordance with such intention.


                                     SECTION 3
                              ADMINISTRATION BY BOARD

3.1 ADMINISTRATION. The Plan shall be administered by the Board. Subject to the express provisions of the Plan, the Board shall have sole discretion and authority (a) to determine the employees to whom and the time or times at which Options may be granted, (b) to determine the number of Shares to be subject to each Option, (c) to determine the details and provisions of each Incentive Stock Option Agreement, (d) to prescribe, amend, and rescind rules and regulations relating to the Plan, and (e) to make all other determinations necessary or advisable in the administration of the Plan.


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3.2  COMPANY ASSISTANCE.  The Company shall supply full and timely information to the Board of all matters relating to eligible employees, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Board may require in order to properly administer this Plan. The Company shall furnish the Board with such clerical and other assistance as is necessary in the performance of its duties.

                                      SECTION 4
                                    PARTICIPANTS

4.1 PARTICIPANTS. Any employee of the Company, including officers, directors, managers, professionals and nonexempt employees, shall be eligible to participate in the Plan. The Board may grant Options, from time to time and in its sole discretion, to any eligible employee.

                                      SECTION 5
                                 SHARES SUBJECT TO PLAN

5.1 SHARES AVAILABLE FOR OPTIONS. Subject to adjustment pursuant to the provisions of Section 5.2 hereof, the total number of Shares which may be issued upon the exercise of all Options shall not exceed 50,000 Shares. Such Shares may be either authorized and unissued Shares or issued Shares which have been reacquired by the Company. If any Option shall expire or terminate for any reason without having been exercised in full, new Options may be granted covering shares originally set aside for the exercise of such expired or terminated Option.

5.2 ADJUSTMENTS. If the outstanding Shares of the Company are subdivided, consolidated, increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if the Company shall issue Shares as a dividend or upon a stock split, the number and kind of Shares available for purposes of the Plan and all Shares subject to the unexercised portion of any options theretofore granted and the Option Price of such Options shall be appropriately adjusted to prevent dilution or enlargement of rights. However, any such adjustment in outstanding Options shall be made without change in the total Option Price applicable to the unexercised portion of any outstanding Options. Adjustments under this Section 5.2 shall be made by the


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      Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. In computing any adjustment under this Section 5.2, any fractional share which might otherwise become subject to an Option shall be eliminated.


                                  SECTION 6
                                   OPTIONS

6.1. OPTION GRANT AND AGREEMENT. Each Option shall be evidenced by minutes of a meeting or the written consent of the Board and by a written Incentive Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee, which Agreement shall set forth the number of Options granted, the Option Price, the Option Term and such other terms and conditions as may be determined appropriate by the Board, provided that such terms and conditions are consistent with the Plan. The Incentive Stock Option Agreement shall incorporate this Plan by reference and provide that any inconsistencies or disputes shall be resolved in favor of the Plan language.

6.2. OPTION CONDITIONS. Each Option shall be subject to the following conditions, which conditions shall be stated within the applicable Incentive Stock Option Agreement. Any Option which does not comply with these provisions shall not be considered an Incentive Stock Option and shall not be considered as issued under this Plan.

      (a) No Option shall be granted to any employee for such number of Shares that, immediately after the grant, the employee owns, including any Shares subject to outstanding Options held by such employee, more than 10% of the total combined voting power of all classes of stock of the Company. For purposes of this condition, an employee shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse ancestors, and lineal descendants, as well as stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in which such employee has an interest, but only to the extent of such interest. Notwithstanding the foregoing, the Board may grant an Option to an employee in violation of this condition provided that the Option Price of such Option is at least 110% of the Fair Market Value of Shares on the date such Option is granted and such Option by its terms is not exercisable after the expiration of five years from the date it is granted.
      (b) To the extent that the aggregate Fair Market Value of Shares (determined as of the time an Option is granted) exercisable for the first time by an employee during any calendar year under this Plan and all similar plans maintained by the Company, its parent or its subsidiaries exceeds $100,000.00, options for such shares shall be treated as options that are not Incentive Stock Options. For


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           purposes of this provision, options shall be taken into account in the order in which they were taken.
      (c) Options granted to an employee may be exercised in any order, so that an employee may exercise an Option if another Option, granted to him at an earlier time, remains outstanding.
      (d) No Option may be transferred by an Optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an Optionee the Option may be exercisable only by him. Transfer of an Option by will or by the laws of descent and distribution shall not be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will or such other evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Option.

6.3. OPTION PRICE. The Option Price shall be determined by the Board, subject to any limitations imposed by this Plan, but shall not be less than the Fair Market Value of Shares on the date the Option is granted.

6.4 OPTION TERM. The Option Term shall be determined by the Board, subject to any limitations imposed by this Plan, but in any event shall not be more than ten years from the date such Option is granted. Options may be subject to earlier termination as provided in this Plan.

6.5. LIMITATIONS ON EXERCISE OF OPTIONS. Notwithstanding anything contained in this Plan to the contrary:
       (a) Options may not be exercised until the Plan has been ratified by the shareholders as provided in Section 9.6.
       (b) Options shall be exercised in full or in such equal or unequal installments as the Board shall determine; provided that if an Optionee does not purchase all of the Shares which he is entitled to purchase on a certain date or within an established installment period, his right to purchase any unpurchased Shares shall continue during the Option Term (taking into account any early termination of such Option Term which may be provided for under the Plan).

6.6. METHOD OF EXERCISING OPTIONS. Options shall be exercised by a written notice, delivered to the Company at its principal office in Nashua, NH, specifying the number of Shares to be purchased and tendering payment in full for such Shares. Payment may be tendered in cash or by certified, bank cashier's or teller's check or by Shares (valued at fair market value as of the date of tender), or some combination of the foregoing. In the event all or part of the Option Price is paid in Stock, any excess of the value of such Stock over the Option Price will be returned to the Optionee as follows: (i) any whole Stock remaining in excess of the Option Price will be returned in kind, and may be represented by one or more share certificates; and (ii) any partial Shares remaining in excess of the Option Price will be returned in cash.


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


6.7. RIGHTS IN THE EVENT OF SALE, MERGER OR OTHER REORGANIZATION. Nothing contained in the Plan or in any Option granted under the Plan shall in any way prohibit the Company from merging with or consolidating into another corporation, or from selling or transferring all or substantially all of its assets, or from distributing all or substantially all of its assets to its stockholders in liquidation, or from dissolving and terminating its corporate existence. In any such event (other than a merger in which the Company is the surviving corporation and under the terms of which the shares of Common Stock outstanding immediately prior to the merger remain outstanding and unchanged), all rights of the Optionee with respect to the unexercised portion of any Option shall wholly and completely terminate and all Options shall be canceled at the time of any such merger, consolidation, sale or transfer of assets, liquidation or dissolution, except to the extent that any agreement or undertaking of any party to any such merger, consolidation, or sale or transfer or assets, or any plan pursuant to which such liquidation or dissolution is effected, shall make specific provision with respect to the Plan and the rights of Optionees with respect to Options granted thereunder. Notwithstanding the foregoing, the holder of any such Option or right theretofore granted and still outstanding shall have the right immediately prior to the effective date of such merger, consolidation, sale or transfer of assets, liquidation or dissolution, to exercise his Option in whole or in part without regard to any installment provision that may have been made part of the terms and conditions of such Option or right; provided that any conditions precedent to such exercise set forth in the Stock Option Agreement referred to in
       Section 6.1 above, other than the passage of time, have occurred. In no event, however, may any Option which becomes exercisable pursuant to this Section 6.7 be exercised, in whole or in part, later than the date preceding the tenth anniversary date of the grant thereof.

6.8. RIGHTS IN THE EVENT OF DEATH. If an Optionee's employment with the Company is terminated on account of death, the person or persons who shall have acquired the right, by will or the laws of descent and distribution, to exercise his Options shall continue to have the right, for a period which shall not exceed the earlier of the remaining Option Term (taking into account any earlier termination date provided by the Plan) or one year from the date of such Optionee's death, to exercise any Options which such Optionee would have been entitled to exercise on the date of his death. At the expiration of such one year period, or such earlier time as may be applicable, any such Options which remain unexercised shall expire. In no event may any Options be exercised that could not have been exercised by an Optionee on the date of his death.

6.9. RIGHTS IN THE EVENT OF TOTAL AND PERMANENT DISABILITY. If an Optionee's employment with the Company is terminated on account of Total and Permanent Disability, the Optionee shall have the right, for a period which shall not exceed the earlier of the remaining Option Term (taking into account any earlier termination date provided by the Plan) or one year from the date of such Optionee's Total and Permanent Disability, to exercise any Options which such

       Optionee would have been entitled to exercise on the date of his Total and Permanent Disability. At the expiration of such one year period, or such earlier time as may be applicable, any such Options which remain unexercised shall expire. In no event may any Options be exercised that could not have been exercised by an Optionee on the date of his Total and Permanent Disability.

6.10. RIGHTS IN THE EVENT OF TERMINATION OF EMPLOYMENT. In the event that an Optionee terminates employment with the Company, other than by reason of death or Total and Permanent Disability, the Optionee shall have the right, for a period which shall not exceed the earlier of the remaining Option Term (taking into account any earlier termination date provided by the Plan) or three months from such termination of employment, to exercise any Options which such Optionee would have been entitled to exercise on the date of his termination of employment. At the expiration of such three month period, or such earlier time as may be applicable, any such Options which remain unexercised shall expire. In no event may any Options be exercised that could not have been exercised by an Optionee on the date of his termination of employment.


                                    SECTION 7
                      SHARES ISSUED PURSUANT TO AN OPTION

7.1. ISSUANCE OF CERTIFICATES. The Company shall not be required to issue or deliver any certificate for Shares purchased upon the exercise of any Option, or any portion thereof, prior to fulfillment of all of the following applicable conditions:
       (a) The admission of such Shares to listing on all stock exchanges or markets on which the Shares are then listed;
       (b) The completion of any registered or other qualification of such Shares under any federal or state securities laws or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board shall in its sole discretion deem necessary or advisable; and
       (c) The obtaining of any approval of other clearance from any federal or state governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable; and
       (d) The lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

7.2. COMPLIANCE WITH SECURITIES AND OTHER LAWS. In no event shall the Company be required to sell, issue or deliver Shares pursuant to Options if in the opinion of the Board the issuance thereof would constitute a violation by either the Optionee or the Company of any provision of any law or regulation of any governmental

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       authority or any national securities exchange. As a condition of any sale or issuance of Shares pursuant to Options, the Company may place legends on the Shares, issue stop-transfer orders and require such agreements or undertakings from the Optionee as the Company may deem necessary or advisable to assure compliance with any such law or regulation, including if the Company or its counsel deems it appropriate, representations from the Optionee that he is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares acquired by him will be made unless registered pursuant to applicable federal and state securities laws or unless, in the opinion of counsel to the Company, such registration is unnecessary.

7.3. REQUIREMENTS IN THE EVENT OF A DISPOSITION OF SHARES. Any Optionee, or person representing such Optionee, who sells, exchanges, transfers or otherwise disposes of any Shares acquired pursuant to the exercise of an Option (other than Shares sold or otherwise transferred to the Company) within two years following the grant of such Option or within one year following the actual transfer of such Shares to the Optionee, shall be obligated to notify the Company in writing of the date of disposition, the number of Shares so disposed and the amount of consideration received as a result of such disposition. This obligation shall apply even though the Company was notified, pursuant to the requirements of Section 7.4. of the Plan, of the Optionee's intention to dispose of such Shares and the Company failed to exercise its rights of first refusal in whole or in part. The Company shall have the right to take whatever reasonable action it deems appropriate against an Optionee, including early termination of any Options which remain outstanding, in order to recover any additional taxes the Company incurs as a result of such Optionee's failure to so notify the Company.

7.4. COMPANY'S RIGHT OF FIRST REFUSAL. The Company shall have the right to purchase, in whole or in part, any Shares which an Optionee (or such other person acting on an Optionee's behalf) intends to sell, exchange, gift or otherwise transfer title to. The Optionee (or such other person) shall notify the Company by registered mail of the number of Shares he wishes to transfer, at which point the Company shall have the option for a period of thirty days from receipt of such notification to purchase all or part of such shares at the Fair Market Value of Shares as of the date such notification was received from the Optionee, unless the Shares are publicly traded, in which case the price to be paid by the Company will be the daily average of the Fair Market Value of the Shares for the period between receipt of notification form the Optionee and the notification of the Optionee by the Company that it intends to exercise its option under this Paragraph 7.4. The Company may exercise its option hereunder by notifying the Optionee in writing of the number of Shares it intends to so purchase. Upon receipt by the Optionee of notification from the Company as to the number of Shares the Company will purchase, or the expiration of thirty days, whichever is earlier, the Optionee shall have the right to transfer any such Shares which the Company has not elected to purchase. Such right of transfer shall continue for a period of sixty days, after

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       which time the Optionee may not transfer any Shares without first reoffering such shares to the Company pursuant to this Section 7.4. The Company shall have the right to impose legends on the shares citing the Company's rights hereunder, to make inquiries as to the bona fides of any offer to purchase and to prohibit any transfer of Shares that it deems to be in violation of this provision of the Plan. The Company shall have the right to seek specific performance of the terms and conditions of this provision, notwithstanding that other remedies, such as monetary damages, also are available to it.


                                    SECTION 8
                 TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

8.1. BOARD TERMINATION, AMENDMENT AND MODIFICATION OF PLAN. The Board may at any time amend or modify the Plan, provided, however, that no such action of the Board, without approval of the stockholders of the Company (in the same manner as provided in Section 9.6), may:
       (a) Increase the total number of Shares subject to the Plan except as contemplated in Section 5.2 hereof,
       (b) Restrict, expand or otherwise change the class or classes of employees eligible to participate in the Plan; or
       (c) Change the Option Price other than to change the manner of determining the Fair Market Value of the Shares to conform with any then applicable provisions of the Code or regulations or rulings thereunder.

8.2. PLAN TERMINATION. Unless terminated earlier as provided in Section 8.1, the Plan shall terminate five years from the date it is adopted by the Board or, if earlier, the date it is approved by stockholders of the Company and no Option shall be granted under this plan after such date.

8.3.   EFFECT OF TERMINATION, AMENDMENT OR MODIFICATION OF PLAN.
       Notwithstanding Sections 8.1 and 8.2, no termination, amendment or modification of the Plan shall in any manner affect any Option theretofore granted under the Plan without the consent of the Optionee or a person who shall have acquired the right to exercise the Option by will or the laws of descent and distribution.

                                    SECTION 9
                                  MISCELLANEOUS

9.1. NO EMPLOYMENT RIGHTS. Nothing in the Plan or in any Option granted hereunder or in any Incentive Stock Option Agreement relating thereto shall confer upon any employee the right to continue in the employ of the Company.

9.2. OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other Share Option or incentive or other compensation plans in effect for the Company, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company.

9.3. BINDING EFFECT. The Plan shall be binding upon the successors and assigns of the Company.

9.4. SINGULAR, PLURAL, GENDER. Whenever used herein, except where the context clearly indicates to the contrary, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

9.5. HEADINGS. Headings of the Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

9.6. EFFECTIVE DATE; RATIFICATION BY SHAREHOLDERS. This Plan shall become effective upon its adoption by the Board but is subject to the ratification and approval by the shareholders of the Company within 12 months following such adoption. If this Plan is not so approved by the Shareholders this Plan shall become null and void and of no force or effect. Any Options granted pursuant to the Plan may not be exercised until the Plan shall have been ratified and approved by the shareholders pursuant to this Section.

9.7. RIGHTS AS SHAREHOLDER. An Optionee or transferee of an Option shall have no rights as a shareholder with respect to any Shares subject to such Option prior to the purchase of such Shares by exercise of such Option as provided herein.

9.8. NO REDUCTION OF SALARY OR COMPENSATION TO PARTICIPATE. No employee shall be required to forego an increase in salary, or to defer any amount of compensation as a condition of participation in the Plan.

9.9. APPLICABLE LAW. This Plan and the Options granted hereunder shall be interpreted, administered and otherwise subject to the laws of the State of New Hampshire.


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